Exhibit 10.4D

THIRD AMENDMENT TO LEASE
(PARTIAL LEASE TERMINATION)
This Third Amendment to Lease (Partial Lease Termination) (this “Third Amendment”) is entered into as of the 24th day of March, 2023, by and between HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.Landlord and Tenant are parties to that certain Lease dated June 28, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease dated April 19, 2021 (the “First Amendment”,) and that certain Second Amendment to Lease (Partial Lease Termination) dated November 1, 2021 (the “Second Amendment” and together with the Original Lease and the First Amendment, the “Lease”), whereby Tenant leases approximately 119,642 rentable square feet of space (“RSF”), consisting of (i) all of the rentable area (containing 39,967 RSF) (the “900 Premises”) in the building located at 900 Saginaw Drive, Redwood City, California (the “900 Building”), and (ii) all of the rentable area (containing 79,675 RSF RSF) (the “100 Premises”) in the building located at 100 Cardinal Way, Redwood City, California (the “100 Building”) (collectively, the “Premises”).
B.Tenant and Landlord desire to enter into this Third Amendment in order to terminate the Lease with respect to the 900 Premises only and to release one another from their respective obligations thereunder, except as otherwise provided herein.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.
2.Termination of the Lease of 900 Premises. Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Third Amendment, the Lease, with respect to the 900 Premises only, shall terminate and be of no further force or effect as of 11:59 P.M. on September 30, 2023 (the “900 Termination Date”). Accordingly, effective as of 11:59 P.M. Pacific Daylight Time on the 900 Termination Date, (i) the 900 Premises shall no longer be considered a part of the Premises, and Landlord and Tenant shall be

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relieved of their respective obligations under the Lease with respect to the 900 Premises, except those obligations under the Lease which relate to the term of Tenant's lease of the 900 Premises prior to the 900 Termination Date and which specifically survive the expiration of the Lease (unless otherwise set forth elsewhere in this Third Amendment) (including, without limitation, Tenant’s payment of reconciliation of Direct Expenses) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease, and (ii) the “Premises” shall consist only of the 100 Premises, and the “Building” shall mean only the 100 Building. Nothing contained herein shall relieve Landlord or Tenant of their respective obligations with respect to the 100 Premises. In the event that Tenant retains possession of the 900 Premises or any part thereof after the 900 Termination Date, then the provisions of Article 16 of the Original Lease shall apply.
3.Surrender of 900 Premises. Tenant hereby agrees to vacate the 900 Premises and surrender and deliver exclusive possession of the 900 Premises to Landlord on or before the 900 Termination Date and Landlord hereby agrees to accept the 900 Premises, in its condition as of the date hereof as full satisfaction of Tenant’s repair, maintenance and surrender obligations under the Lease except that the 900 Premises shall be in vacant broom clean condition, and holes patched and painted to match nearby areas. Landlord hereby acknowledges that Tenant shall not be required to remove or restore any of the alterations and improvements existing in or serving the 900 Premises as of the date of this Third Amendment (including the Pad, Pad Equipment, Rooftop Equipment, or Lines serving the 900 Premises).
4.Letter of Credit. Landlord and Tenant hereby acknowledge that, in accordance with the Lease, Tenant has previously delivered to Landlord an L-C in the amount of $2,502,813.54. Provided that Tenant is not in default of this Lease as of the 900 Termination Date, then in connection with the termination of the Lease with respect to the 900 Premises, the L-C shall be subject to reduction following the 900 Termination Date to a new total of $1,881,586.10. Such reduction shall be accomplished by means of an amendment to the L‑C issued following the 900 Termination Date (which amendment shall be in form and content reasonably acceptable to Landlord) or a new L-C in such reduced amount (which amendment shall be in form and content reasonably acceptable to Landlord and in compliance with the terms of the Lease).
5.Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the 900 Premises; (b) no other person, firm or entity has any right, title or interest in the 900 Premises through Tenant; (c) Tenant has the full right, legal power and actual authority to enter into this Third Amendment and to terminate the Lease with respect to the 900 Premises without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the 900 Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the 900 Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease with respect to the 900 Premises and the release of liability provided for herein, the representations and

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warranties set forth in this Section 5 shall survive the 900 Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
6.Authority. Each of Landlord and Tenant represents and warrants to the other that it has (a) the full right, legal power and actual authority to enter into this Third Amendment and to terminate the Lease with respect to the 900 Premises without the consent of any person, firm or entity; and (b) the full right, legal power and actual authority to bind itself to the terms and conditions hereof. Landlord represents and warrants that there is no mortgage or deed of trust encumbering the 900 Premises and Landlord has the full right, legal power and actual authority to enter into this Third Amendment and to terminate the Lease with respect to the 900 Premises without the consent of any person, firm or entity.
7.Remainder of Premises; Notice Address. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, all terms of the Lease with respect to the 100 Premises shall (i) not be affected by this Third Amendment or the termination of the Lease with respect to the 900 Premises, and (ii) shall remain in full force and effect, including but not limited to Tenant’s extension rights set forth in Section 2.2. of the Original Lease and Section 3.2 of the First Amendment with respect to the 100 Premises and Tenant’s right to use of any EV Spaces serving the 100 Premises pursuant to the terms of the Lease. Effective as of the 900 Termination Date, Tenant’s address for Notices shall be amended to:
Adverum Biotechnologies, Inc.
100 Cardinal Way
Redwood City, California 94063
Attention: Chief Financial Officer
8.Disposition of Personal Property. Except for any Personal Property (defined below) that Tenant and Landlord and/or Landlord’s successor tenant may agree can remain in the 900 Premises, in the event that Tenant does not remove any of its personal property, equipment and signage (“Personal Property”) from the 900 Premises prior to the 900 Termination Date, Tenant acknowledges that Landlord shall be entitled, but shall not be obligated, to dispose of said Personal Property in any manner it deems fit, and charge the cost of such disposal to Tenant. Tenant hereby waives any rights it may have to notice under California Civil Code sections 1980 et seq. with respect to such Personal Property.
9.Attorneys' Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Third Amendment or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys' fees and legal costs in connection with such dispute.
10.Governing Law. This Third Amendment shall be governed and construed under the laws of the State of California.

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11.Counterparts; Signatures. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. The parties hereto consent and agree that this Third Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Third Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Third Amendment electronically, and (2) the electronic signatures appearing on this Third Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
12.Binding Effect. This Third Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.
13.Time of the Essence. Time is of the essence of this Third Amendment and the provisions contained herein.
14.Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Third Amendment.
15.Voluntary Agreement. The parties have read this Third Amendment and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Third Amendment.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the day and year first above written.

“LANDLORD”		“TENANT”
HCP LS REDWOOD CITY, LLC, a Delaware limited liability company		ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation
By:	/s/ Scott Bohn	By:	/s/ Peter Soparkar
Name:	Scott Bohn	Name:	Peter Soparkar
Its:	Chief Development Officer	Its:	Chief Operating Officer
Reviewed by ADVM Legal: JR

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